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                                                                    Exhibit 10.2

                  MODIFICATION, RESTATEMENT, AND CONSOLIDATION
                     OF UNFUNDED DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                   AMENDED AND RESTATED AS OF AUGUST 18, 1998


         This Modification, Restatement, and Consolidation of Unfunded Deferred Compensation Plan for Non-Employee Directors (hereinafter "Plan") is made as of the 18th day of August, 1998 by F&M Bancorp (hereinafter the "Company").

         WHEREAS, the Company presently has in place an Unfunded Deferred Compensation Plan for Non-employee Directors; and,

         WHEREAS, the Company has determined to make certain amendments to the Plan and to simplify the administration of the Plan by consolidating all amendments into one document which restates the Plan;

         NOW, THEREFORE, and in consideration of the premises and of other good and valuable consideration the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do hereby covenant and agree as follows:

         I. CONSOLIDATION.

         CONSOLIDATION OF AMENDMENT. From and after the date hereof, the Plan evidenced by the Unfunded Deferred Compensation Plan for Non-Employee Directors as amended shall be consolidated into this single Plan document.

         II. MODIFIED AND RESTATED TEXT: UNFUNDED DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

         THIS PLAN is adopted as of the 18th day of August 1998 by F&M Bancorp (hereinafter the "Company").

                                  INTRODUCTION

         To encourage Directors to remain a member of the Company's Board of Directors, the Company is willing to provide to Directors a deferred fee opportunity. The Company will pay the benefits from its general assets.

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1. DEFINITIONS. Whenever used in this Plan, the following words and phrases shall have the meanings specified:

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         1.1.1. "Change-in-Control" of the Employers. Change-in-Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the

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                  combined voting power of the Company's then outstanding
                  securities.

            (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

            (v) the Company ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of the combined voting power of the subsidiary's then outstanding securities; or

            (vi) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Company of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Executives, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Executives.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Board" shall mean the board of directors of the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of

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                  the Company in substantially the same proportions as their ownership of stock of the Company.

                  A "Potential Change-in-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change-in-Control;

            (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;

            (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

            (iv) the Board adopts a resolution to the effect that a Potential Change-in-Control has occurred.

                  1.1.2. "Company" means each of F&M Bancorp, its direct or indirect wholly-owned subsidiaries, and its other direct or indirect subsidiaries that adopt this Plan.

                  1.1.3. "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provisions.

                  1.1.4. "Disability" means the Director's inability to perform substantially all normal duties of a Director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

                  1.1.5. "Election Form" means the Form attached as Exhibit 1.

                  1.1.6. "Fees" means any and all of the total director's fees payable to the Director.

                  1.1.7. "Mandatory Termination Date" means the annual meeting at which the Director's term expires first occurring following the Director attaining age 70, except for those Directors serving in that capacity on March 11, 1975, for whom no Mandatory Termination Date exists.

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                  1.1.8. "Termination of Service" means the Director is ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

                                    ARTICLE 2

                                DEFERRAL ELECTION

                  2.1. INITIAL ELECTION. Current Directors shall have made an initial deferral election under this Plan by filing with the Company a signed Election Form prior to July 1, 1996. Directors commencing service after July 1, 1996 will make an initial deferral election by filing with the Company a signed Election Form within 30 days of commencing service. The Election Form shall, in all instances, set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

                  2.2. ELECTION CHANGES

                  2.2.1. ANNUAL. Directors will be required to make an election annually in December by filing a signed Election Form with the Company. The Election Form shall be effective for the following calendar year.

                  2.2.2. HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may reduce future deferrals under this Plan.

                                    ARTICLE 3

                                DEFERRAL ACCOUNT

                  3.1. ESTABLISHING AND CREDITING. The Company shall establish a deferral account ("Deferral Account") on its books for the Director, and shall credit to the Deferral Account the following amounts:

                  3.1.1. DEFERRALS. The Fees specified to be deferred by the Director (including fees deferred under earlier versions of this Plan) as of the time the Fees would have otherwise been paid to the Director.

                  3.1.2. INTEREST RATE. For each calendar year, interest shall be calculated at a rate equal to the "prime rate" as published in the Wall

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         Street Journal's Money Rates Table, or the highest rate if more than one rate is published on December 15 of the immediately preceding year, or if the 15th is not a business day, then the next business day. For example, for calendar year 1997, the interest rate shall be the prime rate as published in the Wall Street Journal on December 15, 1996. Notwithstanding the foregoing, the interest rate to be paid on the balance of the Deferral Account from July 1 through December 31, 1996 shall be the prime rate as published in the Wall Street Journal's Money Rates Table on July 1, 1996.

                  3.1.3. INTEREST ACCRUAL. Interest will be compounded daily at the rate specified in paragraph 3.1.2. and credited to the Deferral Account monthly and immediately prior to the payment of any benefits.

                  3.2. STATEMENT OF ACCOUNTS. The Company shall provide to the Director, within one hundred twenty (120) days after each calendar year end, a statement setting forth the Deferral Account balance.

                  3.3. ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.


                                    ARTICLE 4

                                LIFETIME BENEFITS

                  4.1. NORMAL TERMINATION BENEFIT. Upon the Director's Termination of Service at the Director's Mandatory Retirement Date, or for those Directors for whom no Mandatory Retirement Date exists, when such a Director's Termination of Service occurs after such Director has attained age 70, the Company shall pay to the Director the benefit described in this Section 4.1.

                  4.1.1. AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Termination of Service.

                  4.1.2. PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. If the ten (10) year payment is elected, the amount of the accrued benefit payment will be calculated by using the ten (10) year annuity rate

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         determined using the sum of the mid-term Applicable Federal Rate (AFR)
         for the previous month as published monthly by the Internal Revenue Service, plus 1% rounded to the nearest 1/2 of 1%. Payment shall be made (or payments shall commence, depending on the Director's election) on the 1st day of the month following the Director's Termination of Service.

                  4.2. EARLY TERMINATION BENEFIT. If the Director terminates service as a Director before the Mandatory Termination Date, the Company shall pay to the Director the benefit described in this Section 4.2.

                  4.2.1. AMOUNT OF BENEFIT. The benefit under this Section 4.2 shall be the Deferral Account balance at the Director's Termination of Service.

                  4.2.2. PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. Payment shall be made (or payments shall commence, depending on the Director's election) on the 1st day of the month following the Director's Termination of Service. If the ten (10) year payment is elected, the amount of the accrued benefit payment will be calculated by using the ten (10) year annuity rate determined using the sum of the mid-term Applicable Federal Rate (AFR) for the previous month as published monthly by the Internal Revenue Service, plus 1% rounded to the nearest 1/2 of 1%.

                  4.3. DISABILITY BENEFIT. If the Director terminates service as a Director for Disability prior to the Mandatory Termination Date, the Company shall pay to the Director the benefit described in this Section 4.3.

                  4.3.1. AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

                  4.3.2. PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. Payment shall be made (or payments shall commence, depending on the Director's election) on the 1st day of the month following the Director's Termination of Service. If the ten (10) year payment is elected, the amount of the accrued benefit payment will be calculated by using the ten (10) year annuity rate determined using the sum of the mid-term Applicable Federal Rate (AFR) for the previous month as published monthly by the Internal Revenue Service, plus 1% rounded to the nearest 1/2 of 1%.

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                  4.4. CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section in lieu of any other benefit under this Plan.

                  4.4.1. AMOUNT OF BENEFIT. The benefit under this Section 4.4. is the Deferral Account balance at the date of the Director's Termination of Service.

                  4.4.2. PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in a lump sum within ninety (90) days after the Director's Termination of Service.

                  4.5. HARDSHIP DISTRIBUTION. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2., the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Director, but in no event shall the distribution be greater than is necessary to relieve the financial hardship. The Director expressly accepts the responsibility for all income tax implications resulting from Director's exercise of Director's rights under this Section.

                                    ARTICLE 5

                                 DEATH BENEFITS

                  5.1. DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.

                  5.1.1. AMOUNT OF BENEFIT. If Company owned life insurance is in force on the life of the Director on the date of the Director's death, the benefit under Section 5.1 is the projected age 70 benefit based on the Deferred Account balance and projected further deferrals until age 70. If Company owned life insurance is not in force on the life of the Director on the date of Director's death, the benefit will be the Deferral Account balance on the date of death of the Director.

                  5.1.2. PAYMENT OF BENEFIT. The Company shall pay the benefit to the beneficiary in one hundred twenty (120) equal monthly installments commencing on the first day of the month following the Director's death.

                  5.2. DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Plan but not before

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         receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have paid to the Director had the director survived.

                                    ARTICLE 6

                                  BENEFICIARIES

                  6.1. BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

                  6.2. FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7

                           CLAIMS AND REVIEW PROCEDURE

                  7.1. CLAIMS PROCEDURE. The Company shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Plan . If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate

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         information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

                  7.2. REVIEW PROCEDURE. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitles him or her to benefits or to greater or different benefits. Within sixty (60 days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 8

                           AMENDMENTS AND TERMINATION

                  The Plan may be amended or terminated at any time by the Company but no modification or termination shall effect the rights of any Director who is at the time or had previously elected to defer Fees unless such Director and the Company shall mutually agree in writing.

                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1. BINDING EFFECT. This Plan shall bind the Director and the Company and their beneficiaries, survivors, executors, administrators and transferees.

                  9.2. NO GUARANTY OF EMPLOYMENT. This Plan is not a contract for services. It does not give the Director the right to remain a Director

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         of the Company, nor does it interfere with any rights to replace the
         Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

                  9.3. NON-TRANSFERABILITY. Benefits under this Plan cannot be sold, transferred, assigned, pledge, attached or encumbered in any manner.

                  9.4. APPLICABLE LAW. The Plan and all rights hereunder shall be governed by the Laws of the State of Maryland, except to the extent preempted by the Laws of the United States of America.

                  9.5. UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Plan. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and Beneficiary have no preferred or secured claim.



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